Exhibit 5.2


                              Skadden, Arps, Slate, Meagher & Flom LLP
                                          Four Times Square
                                         New York, NY 10036


                                                             April 30, 2002
c/o      Norfolk Southern Corporation
         Three Commercial Plaza
         Norfolk, Virginia  23510-2191

                  Re:      Norfolk Southern Corporation
                           Registration Statement on Form S-3
                           (Registration No. 333-57872)

Ladies and Gentlemen:

         This opinion is furnished by us as special New York counsel for Norfolk Southern Corporation, a Virginia corporation (the "Corporation"), in connection with the issuance and sale by the Corporation of $200,000,000 aggregate principal amount of the Corporation's 6% Senior Notes due 2008 (the "Securities") issued pursuant to the Underwriting Agreement, dated April 25, 2002 (the "Base Underwriting Agreement") and the Pricing Agreement, dated April 25, 2002 (the "Pricing Agreement," and, together with the Base Underwriting Agreement, the "Underwriting Agreement") between the Corporation and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the underwriter (the "Underwriter"), which Pricing Agreement incorporates in its entirety all the provisions of the Base Underwriting Agreement. The Securities have been issued under the Indenture, dated as of January 15, 1991 (the "Base Indenture"), between the Corporation and U.S. Bank Trust National Association, formerly known as First Trust of New York National Association, as successor trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of May 19, 1997 (the "First Supplemental Indenture"), the Second Supplemental Indenture, dated as of April 26, 1999 (the "Second Supplemental Indenture"), the Third Supplemental Indenture, dated as of May 23, 2000 (the "Third Supplemental Indenture"), the Fourth Supplemental Indenture, dated as of February 6, 2001 (the "Fourth Supplemental Indenture"), the Fifth Supplemental Indenture, dated as of July 5, 2001 (the "Fifth Supplemental Indenture") and the Sixth Supplemental Indenture, dated as of April 30, 2002 (the "Sixth Supplemental Indenture" and, together with the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, the "Indenture Supplements"), between the Corporation and the Trustee (such Base Indenture, as so supplemented, being hereinafter referred to as the "Indenture").

                  This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (File No. 333-57872) relating to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations under the Securities Act, of up to $1,000,000,000 aggregate principal amount of debt securities, preferred stock, depositary shares and/or common stock of the Corporation, filed with the Securities and Exchange Commission (the "Commission") on March 29, 2001 under the Securities Act (such registration statement being hereinafter referred to as the "Registration Statement"); (ii) the prospectus, dated April 3, 2001, filed with the Commission as a part of the Registration Statement (the "Base Prospectus"), together with the prospectus supplement relating to the Securities, dated April 25, 2002, filed with the Commission pursuant to Rule 424(b)(5) of the General Rules and Regulations under the Securities Act (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus"); (iii) the Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of the Trustee; (iv) the documents specifically incorporated by reference in the Prospectus through the date hereof; (v) an executed copy of the Indenture; (vi) the executed Securities; (vii) an executed copy of the Base Underwriting Agreement; (viii) an executed copy of the Pricing Agreement; (ix) the Restated Articles of Incorporation of the Corporation, as currently in effect; (x) the Bylaws of the Corporation, as currently in effect; and (xi) resolutions of the Board of Directors of the Corporation relating to the issuance and sale of the Securities and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Corporation and such agreements, certificates of public officials, certificates of officers or other representatives of the Corporation and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed (except as otherwise expressly set forth below) that the parties thereto, including the Corporation, have been duly organized and are validly existing under the laws of their respective jurisdictions of organization, had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such other parties of such documents and, except as set forth in paragraphs 1 & 2 below, the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Corporation and others.

                  Members of our firm are admitted to practice in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America to the extent referred to specifically herein. We have assumed that (i) the Corporation has duly authorized the issuance and sale of the Securities and the filing of the Registration Statement under Virginia law; (ii) the Underwriting Agreement, the Indenture and the Securities (collectively, the "Operative Documents") were duly authorized, executed and delivered by the Corporation under Virginia law; (iii) the choice of New York law in the Underwriting Agreement and the Indenture is legal and valid under the laws of Virginia; and (iv) the execution and delivery by the Corporation of the Operative Documents and the performance by the Corporation of its obligations thereunder do not and will not violate, conflict with or constitute a default under (A) any agreement or instrument to which the Corporation or its property is subject (except that we do not make the assumption set forth in this clause
(A) with respect to the Operative Documents), (B) any law, rule or regulation to which the Corporation is subject (except that we do not make the assumption set forth in this clause (B) with respect to those laws, rules and regulations of the State of New York and the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Operative Documents, but without our having made any special investigation with respect to other laws, rules or regulations), (C) any judicial or regulatory order or decree of any governmental authority or (D) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (except that we do not make the assumption set forth in this clause (D) with respect to the filing of the Registration Statement and the Prospectus with the Commission under the Securities Act).


                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. The Indenture has been duly executed and delivered by the Corporation (to the extent that execution and delivery are matters governed by New York law) and is a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and
(ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) we do not express any opinion as to Section 512 of the Base Indenture.

                  2. The Securities have been executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriter in accordance with the terms of the Underwriting Agreement, and are valid and binding obligations of the Corporation entitled to the benefits of the Indenture and enforceable against the Corporation in accordance with their terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now of hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) we do not express any opinion as to Section 512 of the Base Indenture.

                  James A. Squires, Esq., Senior General Counsel of the Corporation, is permitted to rely upon this opinion for the purpose of delivering his opinion to the Corporation in his capacity as counsel to the Corporation in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

                  We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. We also hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.





                                 Very truly yours,


                                 /s/ Skadden, Arps, Slate, Meagher & Flom LLP
                                 --------------------------------------------
                                 Skadden, Arps, Slate, Meagher & Flom LLP